UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 12, 2009
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15515 (Commission File Number)	05-6008768 (IRS Employer Identification Number)

40 Westminster Street, P.O. Box 6687, Providence, Rhode Island (Address of principal executive offices)	02940-6687 (Zip Code)
Registrant’s telephone number, including area code: (401) 621-4200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
     On November 12, 2009, Textron Financial Corporation (“Textron Financial”) made a capital contribution to its affiliate, Textron Financial Floorplan Master Note Trust (the “Trust”), in the approximate amount of $531 million in order to enable the Trust to repay all of its outstanding notes (the “Repayment”) issued pursuant to the Amended and Restated Indenture dated as of May 26, 2005 (the “Indenture”) by and between the Trust and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), and certain supplements thereto. In connection with the Repayment, all remaining dealer floorplan receivables and other assets (the “Conveyed Assets”) held by the Trust were conveyed to Textron Financial, and the Trust was dissolved.
     Consistent with Textron Financial’s previously announced exit from all of the commercial finance business of Textron Financial, other than that portion of the business directly supporting the financing of customer purchases of products manufactured by its parent, Textron Inc., the Repayment enables Textron Financial to sell the Conveyed Assets to third parties. As of the date of this filing, Textron Financial has sold to a third party approximately $135 million of the Conveyed Assets at par and has entered into an agreement to sell an additional approximately $175 million of the Conveyed Assets, also at par, to another third party.
     In connection with the Repayment, Textron Financial and the Trust terminated the following agreements: (i) the Amended and Restated Receivables Purchase Agreement dated as of May 26, 2005 by and between Textron Financial and Textron Receivables Corporation III, a subsidiary of Textron Financial (“TRC III”); (ii) an Amended and Restated Sale and Servicing Agreement dated as of May 26, 2005 by and among the Trust, as issuer, TRC III, as transferor, Textron Financial, as servicer, and the Indenture Trustee; (iii) the Indenture; (iv) the Amended and Restated Trust Agreement dated as of May 26, 2005 by and among Textron Financial, TRC III and U.S. Bank Trust National Association, as owner trustee; and (v) the Amended and Restated Administration Agreement dated as of May 26, 2005 by and among Textron Financial, TRC III and the Indenture Trustee (collectively, the “Agreements”). The Agreements were filed as Exhibits to Textron Financial’s report on Form 8-K filed on June 1, 2005.
Forward-Looking Information
Certain statements in this Current Report on Form 8-K and other oral and written statements made by us from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the risk factors contained in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the following: (a) the risk that the Repayment and transfer back to Textron Financial of the Conveyed Assets may result in greater losses to Textron Financial than if the securitization had continued to amortize through repayment of the obligations of the Trust; (b) Textron Financial’s ability to realize full value of receivables; (c) Textron Financial’s ability to successfully exit from its commercial finance business, other than the captive finance business, including effecting an orderly liquidation or sale of certain portfolios and businesses; (d) uncertainty in estimating market value of Textron Financial’s receivables held for sale and reserves for Textron Financial’s receivables to be retained; (h) uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies; (i) risks and uncertainties related to dispositions, including difficulties or unanticipated expenses in connection with the consummation of dispositions; (j) the risk that the pending agreement[s] to sell certain of the Conveyed Assets may not result in a consummated sale; (k) bankruptcy or other financial problems at customers that could cause difficulty in collecting amounts owed by such customers; and (l) continued volatility in the economy resulting in a prolonged downturn in the markets in which we do business.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: November 18, 2009	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer

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